                              SECOND AMENDMENT TO
                            RETAIL SALES AGREEMENT

                           Edward Jones and MetLife

      This is an amendment (the "Amendment") entered into as of the 28/th/ day of January, 2009 (the "Effective Date") to that certain Retail Sales Agreement (the "Agreement") dated on or about January 1, 2005, by and between MetLife Investors Distribution Company (together with its Affiliates hereinafter "MetLife") and Edward D. Jones & Co., L.P. (hereinafter "Edward Jones"), that for the distribution of term life insurance, universal life insurance, and variable universal life insurance products only, is or is affiliated with one or more validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the 1934 Act (as defined in the Agreement) and is a member of the Financial Industry Regulatory Authority ("FJNRA"). This Amendment shall be and is hereby made a part of the Agreement.

   WHEREAS, the parties wish to establish a process for the transmission of documents by Edward Jones to MetLife electronically or by fax in lieu of original paper documents, and;

   WHEREAS, the parties now wish to amend the Agreement upon the terms and conditions stated herein;

   NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

1.  Fax or Electronic Transmission Process

     (a) Documents to be Faxed or Transmitted. The fax or electronic transmission process described in this Amendment currently only applies to new life business documents including but not limited to the completed application form, signed authorization, signed basic illustration, and all other documents included in or pertaining to the life application package ("New Life Business Documents"). If MetLife adds other types of documents (e.g. brokerage or in force life documents), to this process in the future, those additional documents would be automatically added to this agreement. Edward Jones represents that the documents faxed or electronically submitted to MetLife are exact copies of the New Life Business Documents.

     (b) Methods of Fax and Transmission. Edward Jones shall fax their New Life Business Documents to a specified fax server using a fax number provided by MetLife or electronically transmit New Life Business Documents via an electronic process approved by MetLife. Edward Jones represents that any systems that they use in the faxing or electronic transmission process provide reasonable assurances against tampering with the information contained in the original and degradation of any reproduction of the original.

     (c) Exception Originals of signed asset transfer authorizations involving other companies, including but not limited to 1035 exchanges and absolute assignments, require a wet signature and upon instruction by MetLife must still be submitted by Edward Jones in hard copy immediately after faxing or electronically transmitting.

     (d) Imaging. All faxed or transmitted New Life Business Documents will be captured as images or PDFs by MetLife and become MetLife's official company record. A copy of these records will be made available to Edward Jones upon reasonable request.

     (e) Edward Jones will not mail origina1 New Life Business Documents to MetLife after those documents have been faxed to the fax server or electronically transmitted to MetLife, unless specifically requested to do so or as required by Section l.(c) above.

     (f) Document Retention. Edward Jones will be required to retain all original New Life Business Documents for at least 14 days after faxing or transmitting them to MetLife, unless requested to submit the original(s) to MetLife for audit or other review purposes before that time.

     (g) Document Destruction. Original hard copies of faxed or transmitted New Life Business Documents will not be retained by Edward Jones beyond a 30 day period. Subject to the provisions of Subsection 1(c) of this Amendment, Edward Jones must destroy all original New Life Business Documents by shredding or similar method that renders the materials unreadable. If required to retain copies of certain documents (e.g., a copy of the application as part of a client file), or if desired as a convenience for future reference (e.g., a pre-authorized checking arrangement), Edward Jones will be permitted to retain photocopies of the original documents.

"COMPANY"                                "BROKER"

METLIFE INVESTORS DISTRIBUTION
COMP.                                    EDWARD D. JONES & CO., L.P.

By,       /s/ Richard C. Pearson                   /s/ Merry L. Mosbacher
          ------------------------       By,       -----------------------------
          Richard C. Pearson                       Merry L. Mosbacher. Principal
          Print Name and Title                     Print Name and Title

Date      2/2/08                                   1/28/2009
          _______                        Date      __________

Address:                                 Address:
-----------------------------------                12555 Manchester Road
                                                   -----------------------------
-----------------------------------                Saint Louis. MO 63131
                                                   -----------------------------

Fax #     949-223-5834                   Fax # 314-515-3388
          ------------

                    Amendment to the Retail Sales Agreement

This Addendum Is made as of 3/17/06, (the "effective date") to the Retail Sales Agreement, by and among MetLife Investors Distribution Company, a Missouri corporation (the "Company") and Edward Jones, (the "Broker"). Collectively the Company and Broker are referenced herein as the Parties.

WHEREAS, the Parties desire to amend the Retail Sales Agreement to provide for the submission of customer account changes through an electronic process; and

WHEREAS, the Parties named above have executed the filed and standard agreements required for participation with the National Securities Clearing Corporation (NSCC); or have contracted with a third party service bureau to provide services through NSCC.

NOW THEREFORE, for good and valuable consideration. the receipt and sufficiency of which Is hereby acknowledged, the Parties agree to participate In the Automated Customer Account Transfer Service (ACATS) and/or Insurance Processing Services (IPS) with the other under these agreements and in accordance with the following terms: .

A. ELECTRONIC PROCESS FOR CUSTOMER ACCOUNT CHANGES

    1. Broker may submit customer account changes, including custodial account changes, to Company by electronic transmission ("Transmisslon") In accordance with the ACA T/IPS procedures established from time to time by NSCC in its rules and regulations. Parties acknowledge that compliance with these Transmission procedures is a good order requirement. Broker warrants that the information contained In the Transmission is accurate and complete. The Parties acknowledge that Company will rely upon the Information provided by Broker in making the requested changes.

    2. Broker will obtain all appropriate client authorizations on the Transfer Initiation Form ("TIP). Such client authorizations include, but are not limited to, those required from third parties, such as custodians and trusts, among others. Broker will maintain such TIFs for a period of no less than six (6) years from the date of the transfer initiation.

    3. Company will, or will cause, prompt notice to Broker of any errors in requests to transfer Customer Accounts. Notification will be made by Transmission.

     4. Company will, or will cause, prompt notice to Broker when good order requirements have been met. Notification will be made by Transmission.

     5. Each party to this Agreement shall promptly furnish to the other Parties any reports and copies of forms which another party may request for the purpose of meeting its reporting and record keeping obligations under the insurance laws of any state, and under the federal and state securities laws or the rules of the NASD or to facilitate the handling of customer complaints. Broker shall provide Company with a copy of the TIF. Such copy shall be provided to Company no later than two (2) business days from the request date.

B.  GENERAL

     1. In accordance to Article IX of the Retail Sales Agreement. Broker shall indemnify and hold harmless Company, Its subsidiaries and affiliates and their respective officers, directors and employees against any and all losses, claims, damages. liabilities or expenses (including the reasonable costs of legal representation and investigation) to which Company may become subject which arise out of or are based on Company's reliance on incorrect information submitted to Company or Its affiliates in the Transmission, or arising out of or based on a breach or violation of the representations, warranties or covenants contained herein.

     2. Either party may terminate this Addendum upon 30 calendar days written notice. Such notice of termination shall apply only to this Addendum without affecting any other terms of the Retail Sales Agreement, as amended.

Edward Jones                        METUFE INVESTORS DISTRIBUTION COMP,

By:     /s/ Merry L. Mosbacher      By:     /s/ Richard C. Pearson
        --------------------------          ----------------------------------

Title:  PRINCIPAL, INSURANCE        Title:  Executive Vice President
        MARKETING

                              FIRST AMENDMENT TO
                            RETAIL SALES AGREEMENT

                             EDWARD D. JONES & CO.

This Amendment is made as of January 1, 2005, to the Retail Sales Agreement (the "Agreement") by and among MetLife Investors Distribution Company, a Delaware corporation (the "Company") and Edward D. Jones & Co. L P (the "Broker") that, for the distribution of fixed insurance products only, Is or is affiliated with one or more validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the 1934 Act (as hereafter defined) and is a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or affiliated with one or more validly licensed insurance agencies.

The Agreement is amended as follows:

1. The first sentences of Article II, Section B (3) is deleted and the second sentence in such section is amended to read as follows:

"Broker agrees that, if a formal or informal material investigation of Broker or any of its Representatives is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority in connection with the Contracts, including without limitation their offer or sale, Broker shall notify Company of the existence and subject matter of such investigation."

2. Article II, Section B (4) (d) is amended to read as follows:

"Broker shall take all reasonable and appropriate measures to assure that applications, indications of interest or manifestations of interest submitted under this Agreement are accurate, complete, and compliant with the conditions herein and, in addition, for Variable Contracts are approved by a qualified registered principal of Broker as required by Applicable Laws."

3. The first two sentences of Article II, Section B (5) are amended to read as follows:

Except as otherwise agreed by the parties, to the extent permitted by Applicable Laws only the initial purchase payments for the Contracts may be collected by Representatives of Broker. All purchase payments or premiums shall be remitted promptly in full (and in no event later than the time permitted under Applicable Laws or the rules of the NASD), together with any related application, forms and any other required documentation to Company or the appropriate Affiliate."

4. The Article II, Section B (15)(d) is deleted.

5. Article TI, Section B (19) is amended by adding the following sentence immediately after the first sentence in the Section:

"Notwithstanding the above, the Company or its Affiliates may permit (which permission shall not be unreasonably withheld) the Broker, Agency or a Representative to assist a customer to lapse, cancel, fail to renew or replace a Contract, on a case by case basis, provided that the transaction is suitable for and in the best interests of the customer and provided that such transaction is not a part of any systematic or other effort by Broker, Agency or the Representative to lapse, cancel, fail to renew or replace the Contracts or any portion thereof."

6. Article VIII, Section D is amended by deleting existing paragraphs (1) and
(2) and substituting the following as Article VIII, Section D (1) and (2):

(1) "Confidential Information and Its Disclosure.
_________________________________________________

   a) "Confidential Information" shall mean business information of a Disclosing Party, including, without limitation, the following:

    (i) information relating to the Disclosing Party's planned or existing computer systems and systems architecture, including computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

   (ii) information regarding the name, address, telephone number, e-mail address, account, or policy information pertaining to an existing or prospective customer of the Disclosing Party, and any list or grouping of such customers, regardless of whether such list includes publicly available information ("Customer Information");

  (iii) information that identifies or can be used to identify individuals who are employees of, or applicants for employment by, Edward Jones, or their dependants or beneficiaries ("Human Resources Information," and, together with Customer Information, "Personal Information");

   (iv) business information relating to the Disclosing Party including information about sales, profits, organizational structure, new business initiatives and other financial information;

    (v) information that describes the Disclosing Party's products and services, including insurance and financial products, product designs, and how such products are administered and managed;

   (vi) information that describes the Disclosing Party's product strategies, tax interpretations, tax positions and treatment of any item;

  (vii) confidential information of third parties with which the Disclosing Party conducts business;

 (viii) any information that a reasonable person familiar with the Disclosing Party's business and industry would consider confidential or proprietary, the maintenance of which would be important to the Disclosing Party; and

   (ix) any other information designated in writing as Confidential Information by the Disclosing Party at the time the information is disclosed or within a reasonable time thereafter.

   "Confidential Information" shall not include information a Receiving Party can clearly establish by written evidence was: (a) known to the Receiving Party prior to this Agreement; (b) rightfully acquired by the Receiving Party from third parties who are not under an obligation of confidence to the Disclosing Party; (c) placed in the public domain without the Receiving Party's fault; or
(d) independently developed by the Receiving Party without reference to or reliance on the Confidential Information. The foregoing exceptions do not apply to any Personal Information (or any element or component of such Personal Information) that is disclosed by a Disclosing Party to a Receiving Party, including any list, description, or other grouping of individuals (and publicly available information pertaining to them) that is derived using any Personal Information provided to the Receiving Party by the Disclosing Party.

   "Disclosing Party" and "Receiving Party." For purposes of this Agreement, Broker is a "Disclosing Party" of its Confidential Information and a "Receiving Party" of Company's Confidential Information, and Company is a "Disclosing Party" of its Confidential Information and a "Receiving Party" of Broker's Confidential Information.

   Except as otherwise provided in Sections VIII A, B, and C, Receiving Party acknowledges and agrees that Disclosing Party's Confidential Information is confidential, proprietary, and constitutes a trade secret to Disclosing Party and is disclosed to Receiving Party on a confidential basis under this Agreement, to be used only as expressly permitted by the terms and conditions of this Agreement. Receiving Party agrees that Disclosing Party's Confidential Information is a proprietary development constituting a valuable Disclosing Party asset, and provides Disclosing Party with a significant competitive advantage in its business. Title to Disclosing Party's Confidential Information shall remain at all times in Disclosing Party and no transfer of any interest therein is either expressly granted or implied.

   Receiving Party agrees that it and any person to whom Receiving Party grants access to the Confidential Information shall at all times hold the Confidential Information in trust and in the strictest confidence, with appropriate security safeguards, and shall not, except as herein permitted, use, exploit, duplicate, re-create, display, decompile or reverse assemble, modify, translate, or create derivative works based upon the Confidential Information, nor shall Receiving Party disclose or otherwise reveal the

Confidential Information to any other party or permit any other party to do so, except as necessary to carry out the terms of the Agreement or to maintain or administer the Contracts.

   Company shall limit disclosure to independent contractors and to Company's authorized employees who have a "need to know" for the purposes contemplated by this Agreement.

   If Receiving Party is requested to disc10seany Confidential Information in any judicial or administrative proceeding, Receiving Party shall promptly notify Disclosing Party of such request so that Disclosing Party may resist such disclosure or seek an appropriate protective order. If Receiving Party is nonetheless compelled to disclose Confidential Information in such judicial or administrative proceeding, it may do so without liability hereunder.

(2)Security of Personal Information.
____________________________________

   Broker and Company agree to implement and maintain a written, effective information security programs that will include the protection of Disclosing Party's Personal Information, which programs shall contain, at a minimum, technical, administrative and physical elements as may be required:

   (a) to ensure the security and confidentiality of Personal Information;

   (b) to protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and

   (c) to protect against unauthorized access to or use of Personal Information that could result in substantial harm or inconvenience to Disclosing Party or to employees or customers of Disclosing Party.

   In the event that Receiving Party is in or reasonably believes itself to be (or to have been) in material breach of any provisions of this Section vn D(2), it shall immediately advise Disclosing Party and take reasonable steps, in cooperation with Disclosing Party, to remedy such breach (if not already remedied), including but not limited to protecting customers and Disclosing Party against the consequences of any disclosure. or use of Confidential Information in violation of this Agreement."

7. Section X J is amended to read as follows:

"For purposes of this Sub-section J only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore, Broker for itself and for each

Agency on the one hand (for purposes of this Sub-section J, "Selling Group"), and Company on the other hand, agree that while an agent maintains his/her affiliation with each and for twelve (12) months after such agent's termination of the affiliation for any reason:

1) Selling Group shall not, directly or indirectly, for its own behalf or on behalf of any other person or entity, solicit, entice, or endeavor to employ or associate with for business purposes any agent of Company. In addition Selling Group acknowledges that Company's agents hold important contractual and business relationships with Company and Selling Group shall not (a) interfere in any way with the relationships, contractual or otherwise, between Company and Company's agents, or (b) induce or encourage, or attempt to induce or encourage, any agent of Company to terminate or change his/her relationship with Company.

2) Company shall not, directly or indirectly, for its own behalf or on behalf of any other person or entity, solicit, entice or endeavor to employ or associate with for business purposes any agent of Selling Group. In addition Company acknowledges that Selling Group's agents hold important contractual and business relationships with Selling Group and Company shall not (a) interfere in any way with the relationships, contractual or otherwise, between Selling Group and Selling Group's agents, or (b) induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/her relationship with Selling Group."

8. Except as amended herein, the Agreement, as amended, shall continue in full force and effect.

In Witness Whereof, the parties to this Amendment have set their hands as of the date first above written.

"COMPANY"                         "BROKER"

METLIFE INVESTORS                 EDWARD D. JONES & CO. L P
DISTRIBUTION COMPANY

By  /s/ Richard C. Pearson        /s/ Merry L. Mosbacher
    ------------------------      -----------------------------------
    Richard C. Pearson            Merry L. Mosbacher,
    Executive Vice President      Principal
    ------------------------      -----------------------------------
    Print Name and Title          Print Name and Title

Date 1/5/05                       Date 1/4/05

Address:                          Address:
                                           12555 Manchester Road St.
                                           Louis. MO 63131.
Fax #:                            Fax#: 314.515.3388

                    METLIFE INVESTORS DISTRIBUTION COMPANY

                            RETAIL SALES AGREEMENT
                               TABLE OF CONTENTS

I.     DEFINITIONS                      IX. INDEMNIFICATION

II.    REPRESENTATIONS, WARRANTIES,     X.  GENERAL PROVISIONS
       COVENANTS AND AGREEMENTS
                                            A. TERM AND TERMINATION

       A. REPRESENTATIONS, WARRANTIES,      B. ASSIGNABILITY
       COVENANTS AND AGREEMENTS OF
       COMPANY                              C. AMENDMENTS

       B. REPRESENTATIONS,                  D. NOTICES
       WARRANTIES, COVENANTS
       AND AGREEMENTS OF BROKER             E. ARBITRATION

III.   PRINCIPLES OF ETHICAL MARKET
       CONDUCT                              F. GOVERNING LAW; VENUE; JURISDICTION

IV.    COMPLIANCE WITH APPLICABLE LAWS      G. ENTIRE UNDERSTANDING

V.     COMPENSATION                         H. NO THIRD PARTY BENEFICIARIES

VI.    COMPLAINTS AND INVESTIGATIONS        I. NON-EXCLUSIVITY

VII.   RECORDS AND ADMINISTRATION           J. NO HIRE

VIII.  PRIVACY INFORMATION                  K. WAIVER

       A. PROPRIETARY INFORMATION           L. COUNTERPARTS; FACSIMILE SIGNATURES

                                            M. SEVERABILITY

       B. RECEIPT OF CUSTOMER               N. HEADINGS
       NONPUBLIC PERSONAL INFORMATION
       BY COMPANY FROM BROKER               O. FURTHER ASSURANCES

       C. TREATMENT OF NONPUBLIC
       PERSONAL INFORMATION DISCLOSED       P. CONSTRUCTION
       BY COMPANY

       D. CONFIDENTIAL INFORMATION          Q. RECITALS

                                            R. REPRESENTATION BY COUNSEL

       E. PROTECTED HEALTH INFORMATION      S. TRADEMARKS


MLIDC Retail Sales Agreement      Page 1 of 36

                    METLIFE INVESTORS DISTRIBUTION COMPANY
                            RETAIL SALES AGREEMENT

   This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") is made, entered into and effective as of January 1,2005 ("Effective Date") by and among MetLife Investors Distribution Company, a Delaware corporation and Edward D. Jones & Co., L.P., (the "Broker") that, for the distribution of fixed insurance products only, is or is affiliated with one or more. validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the 1934 Act (as hereafter defined) and is a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or affiliated with one or more validly licensed insurance agencies.

                                   RECITALS

   A. Company and its Affiliates (as hereafter defined) issue or provide access to certain Contracts (as hereafter defined).

   B. Company, on behalf of itself and each Affiliate that issues or provides access to the Contracts, is authorized to enter into this Agreement with Broker and other unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts.

   C. Company proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B, which by this reference are hereby incorporated in, and made a part of this Agreement.

   NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

      I. Definitions. All capitalized terms used in this Agreement shall have the meanings defined below, or if not defined in this section, as set forth elsewhere in this Agreement:

       Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with Company or Broker, as applicable, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

MLIDC Retail Sales Agreement      Page 2 of 36

       Agency- One or more associated insurance agencies of Broker, identified on Exhibit D hereto, which are properly licensed to participate in the business of insurance, for the distribution of the Contracts.

       Applicable Laws - Shall have the meaning given to such term in Section IV of this Agreement.

       Confidential Information - Shall have the meaning given to such term in
       Section VII(D) of this Agreement.

       Contracts - Those Fixed Contracts, Variable Contracts and other products that are identified on Exhibits A and B attached hereto.

       Fixed Contracts - Contracts that are not Variable Contracts and include, without limitation, fixed rate annuities, fixed life insurance and other fixed insurance contracts, issued or offered by Company or its Affiliates, as more fully described in Exhibit B.

       HIP AA - The Health Insurance Portability and Accountability Act of 1996, as now in force or hereafter amended, and all related regulations.

       Nonpublic Personal Information - Financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to that Act.

       Prospectus - The prospectuses, supplements to prospectus(es), and statements of additional information included within the Registration Statements referred to herein or filed pursuant to the 1933 Act and the Investment Company Act of 1940, as amended.

       Protected Health Information or PHI - Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI also includes demographic information about individuals! including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers;

MLIDC Retail Sales Agreement      Page 3 of 36
       policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic or code. PHI further includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued or offered by Company or an Affiliate of Company; information related to the declination or issuance of, or claim under, a long term care insurance policy issued or offered by Company or an Affiliate; or information derived therefrom.

       Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

       Representatives - Those individuals, accepted by Company or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are duly contracted and appointed as life insurance agents of Company or its Affiliates and, with respect to registered products, are also duly registered, individually, with the NASD in compliance with the 1934 Act.

       Variable Contracts - Contracts that are not Fixed Contracts and include, without limitation, variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, any of which mayor may not have a fixed component, issued or offered by Company or its Affiliates, as more fully described in Exhibit A.

       1933 Act - The Securities Act of 1933, as amended.

       1934 Act - The Securities Exchange Act of 1934, as amended.

    II. Representations, Warranties, Covenants and Agreements
        _____________________________________________________

     A.  Representations, Warranties, Covenants and Agreements of Company
         ________________________________________________________________

         1) Authorization. Company represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts, to enter into this Agreement with Broker to distribute such Contracts.

         2) Appointment. Company, subject to the terms and conditions of this Agreement, hereby appoints Broker, on behalf of itself and its Affiliates, to solicit, sell and provide services to the Contracts on a non-exclusive basis.

MLIDC Retail Sales Agreement      Page 4 of 36

         3) Solicit Applications - Fixed Contracts. Company authorizes Broker, through its Representatives, to solicit applications for the Fixed Contracts listed in Exhibit B, provided that: (a) Broker shall solicit applications for Fixed Contracts only in those states where it and its Representatives are appropriately licensed, and in which the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of Company and/or its Affiliates, as applicable, and with the terms of this Agreement.

         4) Solicit Applications - Variable Contracts. Company authorizes Broker, through its Representatives, to offer and sell the Variable Contracts listed in Exhibit A, provided that: (a) Broker shall solicit applications for Variable Contracts only in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to each such Variable Contract; (c) each such Variable Contract is qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and (d) Broker complies in all other respects with the published policies and procedures of Company and/or its Affiliates, as applicable, and with the terms of the Agreement. Company shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other actions or circumstances that makes it no longer lawful for Company or its Affiliates to offer or issue one or more of the Variable Contracts listed in Exhibit A. Company shall advise Broker of any revision of, or supplement to, any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

         5) Rights of Company. Company and its Affiliates may, in their respective discretion:

             a) refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

             b)  direct the marketing of its insurance products and services;

             c) review and approve all advertising referring to its insurance products and services;

             d)  underwrite all insurance policies issued by it;

             e)  cancel risks;

             f)  handle all matters involving claims and payment;

             g)  prepare all policy forms and amendments;

             h) maintain custody of, responsibility for and control of all investments; and

MLIDC Retail Sales Agreement      Page 5 of 36

             i) withdraw a form of Contract from sale or change or amend a form of Contract for any reason.

         6) Amendments to Exhibits. Exhibits A and B may be amended by Company in its sole discretion from time to time, without prior notice, to delete or add Contracts. The provisions of this Agreement shall apply to such Exhibits, as they may from time to time be amended, unless the context otherwise requires. In addition, the Compensation Schedules that are part of Exhibits A and B may be amended, modified and/or replaced by Company in its sole discretion, from time to time, without prior notice.

         7) Broker's Access to Copies of Documents. During the term of this Agreement, Company shall provide Broker, as applicable and without charge, with as many copies of the Contract Prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from Company of updated copies of the Contract Prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker shall promptly discard or destroy all copies of such documents previously provided to it, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, Broker shall promptly return to Company all Contract Prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts and other materials and supplies furnished by Company to Broker or to its Representatives, except for copies required for maintenance of records.

         8) Advertising Material. Subject to the provisions of Section VIII(D)(4), during the term of this Agreement, Company or its Affiliates shall be responsible for approving all promotional, sales and advertising material to be used by Broker. Company or its Affiliates shall file such materials or shall cause such materials to be filed with the SEC, NASD, and any applicable state insurance and securities regulatory authorities, as required.

MLIDC Retail Sales Agreement      Page 6 of 36

     B.  Representations, Warranties. Covenants and Agreements of Broker
         _______________________________________________________________

         1) Appointment of Broker. Broker, subject to the terms and conditions of this Agreement, hereby accepts appointment to solicit, sell and provide services to the Contracts and agrees to use its best efforts to find suitable purchasers for the Contracts. Broker represents and warrants that it shall offer Contracts only in those states where it or an Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents that are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for Contracts shall at all times be appropriately licensed under Applicable Laws and such solicitations shall be in accordance with Applicable Laws including, without limitation, the NASD Conduct Rules and all insurance replacement regulations and regulations prohibiting the rebating of commissions.

         2) Licenses and Approvals. For the sale of Variable Contracts, Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for Variable Contracts, whether alone or jointly with representatives of Company or its designee, shall at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with Applicable Laws, including without limitation, the NASD Conduct Rules and all insurance replacement regulations and regulations prohibiting the rebating of commissions.

         3) Investigations of Broker or Representative. Broker represents that neither it nor any of its Representatives is currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified Company in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its Representatives is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, whether or not in connection with the sale of the Contracts, Broker shall notify Company of the existence and subject matter of such investigation. Broker shall further take all steps necessary to assure that no subagent of an Agency shall be appointed to solicit and procure Contracts if that subagent is prohibited by 18 U.S.C.
             (S) 1033(e) from engaging in the business of insurance. Broker further

MLIDC Retail Sales Agreement      Page 7 of 36
             represents that it shall immediately notify Company in writing if it or any of its Representatives have any of their respective licenses, which are required under this Agreement for the solicitation, sale or provision of services to the Contracts, surrendered, removed, revoked, cancelled or suspended, whether voluntarily or involuntarily.

         4) Requirements to Solicit Applications. Commencing at such time as Company and Broker shall agree, Broker shall find suitable purchasers for the Contracts that Representatives are licensed and authorized to solicit and sell under Applicable Laws. In meeting its obligation to solicit applications for the Contracts:

             a) Broker shall use only those training, sales, advertising and promotional materials with respect to the Contracts that have been pre-approved in writing by Company for use at that time;

             b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and shall, upon a reasonable written request from Company, provide a report to Company on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

             c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant including those reasonable steps and reasonable grounds required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its Representatives.

             d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and Prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted under this Agreement are accurate, complete, compliant with the conditions herein and, in addition, for Variable Contracts are approved by a qualified registered principal of Broker as required by Applicable Laws. With respect to Variable Contracts distributed jointly by Broker and representatives of Company or its designee, Broker shall ensure that all

MLIDC Retail Sales Agreement      Page 8 of 36
                 applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker as required by Applicable Laws.

             (e) Broker shall train, supervise and be solely responsible for the conduct of its Representatives in their solicitation activities in connection with the Contracts, and shill supervise Representatives' strict compliance with applicable laws, rules and regulations of any goveJ1lmental or other insurance authorities that have jurisdiction over insurance contract activities, as well as the rules and procedures of Company pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. Broker shall conduct and be solely responsible for background investigations of its current and proposed new Representatives to determine their qualifications, good character and moral fitness to sell the Contracts and will provide the Company with copies of such investigations upon its request. Likewise, Broker hereby acknowledges and agrees that it shall be solely liable for the acts and omissions of its Representatives in the course of conducting its business.

         5) Collection of Payments. To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts may be collected by Representatives of Broker. All such initial" purchase payments shall be remitted promptly in full (and in no event later than the time permitted under Applicable Laws or the rules of the
             NASD), together with any related application, forms and any other required documentation to Company or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, insurance policy, Prospectus, if appropriate, any collateral documents associated with such Contracts or as otherwise directed by Company or its Affiliates.

         6) Rejection and Return of Contracts. Company and/or its Affiliates shall have the unconditional right to reject, in whole or in part, any application for a Contract. If Company and/or its Affiliates reject an application, Company or its Affiliate, as applicable, shall promptly return any purchase payments received directly to the purchaser or to the Broker, and, in the latter case, Broker shall be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, shall be returned by Company or its Affiliate to the purchaser or to the Broker, and, in the latter case, the Broker shall be responsible for promptly returning such payments to the purchaser. Except as may otherwise be

MLIDC Retail Sales Agreement      Page 9 of 36
              provided in Exhibits A and/or B, if a purchase payment is either refunded or returned to the purchaser, no commission shall be payable to Broker hereunder, and any commission received by Broker shall be returned promptly to Company or its Affiliates where applicable. Company and its Affiliates, where applicable, may, at their option, offset any such amounts against any other amounts due to Broker as referenced in V(B).

         7) Independent Contractor. With respect to the Contracts, neither Broker nor its agents, designees or Representatives is a principal, underwriter or agent of Company or its Affiliates, or any separate account of Company or its Affiliates, provided that Broker's designees, or agent's representatives may be appointed by Company and its Affiliates for the sale of the Contracts. Nothing contained in this Agreement shall be construed (a) to create any relationship, partnership, employment or joint venture between or among Company or any Affiliate of Company and Broker or its agents or Representatives other than that of independent contractors, or
             (b) to alter any relationship between or among Company or any Affiliate of Company and Broker or its agents or Representatives that may otherwise exist on and as of the Effective Date. Except as expressly set forth herein, each party shall be solely responsible for the respective fees, costs and expenses incurred in connection with the operation of its business and the fulfillment of its obligations hereunder. With respect to the Contracts, neither Broker nor its agents, designees or Representatives shall (a) hold themselves out to be employees of Company in any dealings with the public, (b) alter or amend any Contract or form related to a Contract, (c) adjust or settle any claim or commit Company with respect thereto, (d) expend or contract for the expenditure of funds on behalf of Company or its Affiliates, or (e) assume or create any obligation or responsibility, express or implied, on behalf of Company or bind Company in any manner except as expressly permitted hereunder.

         8) Promotional Materials. Any material Broker develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to Company, its Affiliates or the Contracts, shall not be used without the prior written consent of Company.

         9) Payment of Commissions. Broker represents and covenants, that to the extent required by Applicable Laws, that no commissions, or portions thereof, or other compensation for the sale of the Contracts, shall be paid to any person or entity that is not duly licensed and appointed by Company or its Affiliates as required by Applicable Laws. Broker shall ensure that Representatives

MLIDC Retail Sales Agreement     Page 10 of 36
             fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts.

         10) Contract Disclosures. Neither Broker nor any of its Representatives, are authorized by Company or its Affiliates to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Contract, policy, Prospectus, or solicitation material authorized for use in writing by Company or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, Prospectus or solicitation material of the Contracts.

         11) Instructions by Representative. Broker and Agency shall be solely responsible for the accuracy and propriety of any instruction given or action taken by a Representative on behalf of an owner or prospective owner of a Contract. Company shall have no responsibility or liability for any action taken or omitted by it in good faith in reliance on or by acceptance of such an instruction or action.

         12) Forms. Broker shall use Company forms or prepare any forms necessary to comply with Applicable Laws or as otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send prepared forms to Company or the appropriate Affiliate. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker shall transmit or cause to be transmitted such information in writing to Company or the appropriate Affiliate. Broker shall further notify Company or the appropriate Affiliates in writing when sales of the Contracts are replacement contracts, as defined by the Company. Such notification shall not be later than the time that Broker submits applications for such Contracts to Company or the appropriate Affiliate.

         13) Furnishing of Information. To the extent permitted by Applicable Laws, Broker shall furnish Company and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by Company or an appropriate regulatory authority in order to ascertain whether the operations of Company or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

         14) Authority. Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it shall not impair any other of its contractual obligations.

MLIDC Retail Sales Agreement     Page 11 of 36

         15) Insurance Coverage.
             ___________________

           a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a bonding company acceptable by Company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of Company or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules and future amendments thereto. Broker shall provide Company with satisfactory evidence of said bond upon Company's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to Company, for itself or on behalf of its Affiliates, as their interests may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

           b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, an Agency, representatives and agents, including Representatives, in such amounts and scope of coverage as are acceptable to Company in its sole discretion. If such insurance plan terminates for any reason during the term of this Agreement, Broker shall immediately notify Company in writing of such termination. If requested by Company, Broker shall provide evidence of coverage under an insurance policy satisfactory to Company, in its sole discretion, showing the amount and scope of coverage provided.

           c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance referred to in subsections (a) and (b) above.

           d) Company's Interest. All policies of liability insurance maintained hereunder shall name Company as an additional insured. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be cancelled, reduced in coverage or otherwise modified without at least thirty
              (30) days prior written notice to Company, except for failure to pay any premium, in which case said policy of insurance shall provide for at least ten (10) days prior written notice prior to said policy being cancelled or otherwise modified.

MLIDC Retail Sales Agreement     Page 12 of 36

              Broker shall upon the request of Company at any time furnish to Company updated certificates or other evidence of insurance acceptable to Company, in its reasonable discretion.

         16) Agency Distribution of Variable Contracts. In such cases in which Broker intends to distribute the Variable Contracts in association with an Agency, Broker further makes the following representations on its behalf and on behalf of that Agency:

           a) Broker shall operate and be responsible for all securities-related services arising from the offer, sale and/or servicing by Representatives of the Variable Contracts;

           b) Agency shall engage in the offer or sale of Variable Contracts only through persons who are Representatives of the Broker. Unregistered employees, agents or others shall not engage in any securities activities or receive any compensation based on transactions in securities or the provision of securities advice;

           c) Broker shall be responsible for the education, training, supervision and control of its Representatives, as required under the 1934 Act and other Applicable Laws, including, but not limited to, principal review, approval of all sales literature and advertisements, periodic compliance audits and maintaining the ability to appoint and terminate registered persons;

           d) Representatives shall be licensed under the insurance laws of the states in which they do business and shall be appointed agents by Agency for which the Representatives may solicit applications in connection with the offer and sale of Variable Contracts;

           e) Broker and/or Agency, as applicable, shall maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records shall be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and shall at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD and other appropriate regulatory authorities; and

           f) All premiums derived from the sale of the Variable Contracts shall be made payable to and sent directly to Company or the appropriate Affiliate, or shall be sent by purchasers to the Broker for timely forwarding to Company or the appropriate Affiliate. Agency shall not receive, accumulate or maintain custody of premium payments.

MLIDC Retail Sales Agreement     Page 13 of 36

         17) Agency Distribution of Fixed Contracts. In cases in which Broker intends to distribute Fixed Contracts through an Agency, before a subagent is permitted to solicit Contracts, Broker or that Agency shall have entered into a written agreement with the subagent pursuant to which the subagent: (a) is authorized to deliver policies only upon the payment to Company or the appropriate Affiliate, or Broker of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (b) shall promptly remit to the Broker or the Agency all funds collected on Company's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to that Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of Company or its Affiliates; and (d) agrees to Company's right to offset from any compensation due the subagent any indebtedness due from the subagent to Company or its Affiliates and to chargeback compensation under Company's or its Affiliates' rules. The Broker shall promptly remit to Company all funds collected on behalf of Company or its Affiliates.

         18) Policies and Procedures. Broker shall comply with the policies and procedures of Company and its Affiliates with respect to the solicitation, sales and administration of the Contracts and services that Broker and Representatives are authorized to sell and service under this Agreement, including, but not limited to, privacy policies and procedures, as set forth in this Agreement, as they may be amended, modified and/or replaced, and as they may be provided to Broker by Company or its Affiliates from time to time.

         19) Prohibited Solicitation With Policyholders. For a period of 12 months after termination of this Agreement, Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not, directly or indirectly, contact the policyholders of Company or its Affiliates for the purpose of inducing any such policyholders to lapse, cancel, fail to renew or replace any Contract. If Company, in its sole discretion, determines that Broker, its Representatives or an Agency has engaged in such prohibited activity, then Company shall have the right to declare the Broker's or the Agency's claims for compensation or any other benefit under this Agreement to be forfeited and void. Company, on behalf of itself and its Affiliates, may also pursue all remedies, whether at law or in equity, including injunctive relief and/or damages, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from Broker or an Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees, court costs and expenses.

MLIDC Retail Sales Agreement     Page 14 of 36

         20) Market Timing. Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not. (a) solicit, offer or sell Variable Contracts in connection with or to facilitate any program, plan or arrangement involving market timing transactions in underlying mutual funds within Variable Contracts, or (b) take any other actions that would promote, encourage or facilitate market timing transactions in the underlying mutual funds within Variable Contracts. Notwithstanding the foregoing, Broker and its Representatives may provide incidental services in the form of-guidance to applicants and owners of Variable Contracts regarding the allocation of premium and Variable Contract value, provided that such services are
             (a) solely incidental to Broker's activities in connection with the sales of the Variable Contracts, (b) subject to the supervision and control of Broker, (c) furnished in accordance with any rules and procedures that may be prescribed by Company, and (d) not promoting, encouraging or facilitating market timing transactions in the underlying mutual funds within Variable Contracts.

   III. Principles of Ethical Market Conduct
        ____________________________________

       As a member of the Insurance Marketplace Standards Association ("IMSA"), Company expects that the Broker, Representatives, Agency and its subagents shall abide by the principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. Broker shall furnish information, documentation and reports to Company as Company may reasonably request to permit Company to ascertain whether Broker is conducting its operations in accordance with the principles of ethical market conduct as set forth in this Section III.

   IV. Compliance With Applicable Laws
       _______________________________

       Company and Broker shall comply with all applicable state and federal statutes, laws, rules and regulations, including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations ("Applicable Laws"). Applicable Laws include, without limitation, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies (e.g. state insurance departments, the SEC, the NASD), consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement. The compliance obligations, also includes, but are not limited to the following:

MLIDC Retail Sales Agreement     Page 15 of 36

       A. Anti-Money Laundering. Company and Broker shall comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title ill of the USA PATRIOT Act (the "Patriot Act"), its implementing regulations, and related SEC and Self-Regulatory Organization rules. These requirements include requirements to identify and report currency transactions and .suspicious activity, to implement a customer identification program to verify the identity of customers and to implement an anti-money laundering compliance program. As required by the Patriot Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

       B. Customer Identification Program. Broker certifies, and shall certify to Company or its Affiliates, where applicable, annually hereafter, that it has established and implemented a customer. identification program, in compliance with Applicable Laws, as part of its anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. Broker shall verify the identity of each customer that it introduces to Company, whether through documentary or non-documentary means, and hereby acknowledges that Company shall rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Patriot Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Patriot Act.

       C. Insurance Replacement Broker certifies on behalf of itself, its Representatives and an Agency that it shall adhere to all applicable SEC, NASD, federal and state statutes, laws, rules and regulations regarding insurance replacement before it receives or solicits any applications for Contracts.

MLIDC Retail Sales Agreement     Page 16 of 36

    V. Compensation
       ____________

       A. Payment Under Compensation Schedules. Company shall pay Broker or an Agency, as applicable, compensation for the sale of each Contract sold by a Representative of Broker as set forth in the then applicable Compensation Schedules that are part of Exhibits A and B, as such Compensation Schedules may be from time to time amended, modified and/or replaced in Company's sole discretion. Company shall use commercially reasonable efforts to provide prior notice of changes to the Compensation Schedules. Company shall identify to Broker or an Agency, as applicable, with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker or an Agency, as applicable, shall be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, Company shall have no obligation to any of the employees, agents or Representatives of Broker or an Agency for the payment of any compensation. Any amendment to Exhibits A or B shall be applicable to any Contract for which any application or premium is received by Company on or after the effective date of such amendment. Company, however, reserves the right to amend (i) Exhibits A and/or B with respect to subsequent premiums and renewal commissions, and (ii) such Exhibits pursuant to this subsection even after termination of this Agreement.

       B. Offset. Company may at any time offset against any compensation payable to (1) Broker, an Agency or their respective successors or assigns, any indebtedness however or wherever incurred due from the Broker or an Agency to Company or its Affiliates, and (2) the subagents of any Agency or their successors or assigns any indebtedness however or wherever incurred due from Broker, an Agency or a subagent to Company or its Affiliates. Nothing contained herein shall be construed as giving Broker, an Agency or Representative the right to incur any indebtedness on behalf of Company or its Affiliates. Company shall have, and is hereby granted, a f11"st lien on any and all compensation payable under this Agreement as security for the payment of any and all remaining indebtedness of Broker to Company or its Affiliates arising under this Agreement and not offset as provided herein. The right of Broker, or any person claiming through Broker, to receive any compensation provided by this Agreement shall be subordinate to the right of Company to offset such compensation against any such indebtedness of the Broker, an Agency, a subagent or a Representative to Company or its Affiliates.

MLIDC Retail Sales Agreement     Page 17 of 36

       C. No Withholding of Premiums. Neither Broker nor any of its Representatives shall withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of compensation or otherwise.

       D. Compensation Not Payable. No compensation shall be payable, and any compensation already paid shall be returned to Company immediately on request, under each of the following conditions:

             1) if Company or its Affiliates, in their sole discretion, determine not to issue the Contract applied for;

             2) if Company or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege;

             3) if Company or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that Company and its Affiliates have sole discretion to refund premiums paid by applicants; or

             4) if Company or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

       E. Compensation and Termination of Agreement. Company shall pay the compensation to Broker or an Agency, as applicable, for Contracts credited prior to the termination date of this Agreement, as set forth in the then applicable Compensation Schedules that are part of Exhibits A and B. Such compensation shall be payable when the premium is due and paid to Company, subject to the provisions of this Agreement and the then applicable Compensation Schedule.

       F. Company Payment of Compensation: Discharge of Obligation. Broker, on its behalf and on behalf of each Agency, hereby agrees and acknowledges that compensation attributable to the sale of any Contract issued by an Affiliate of Company may be payable directly by Company, in its discretion, to Broker or an Agency, where permitted, and not by the Affiliate. Broker, on its behalf and on behalf of each Agency, further agrees and acknowledges that such payment of compensation by Company attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay

MLIDC Retail Sales Agreement     Page 18 of 36
       compensation by the Affiliate issuer under this Agreement. Such payment of compensation shall not affect the right of offset or chargeback as referred to in Sections V(B) and V(D) of this Agreement, or such other compensation roles as may be set forth in this Agreement, the Compensation Schedules or the rules of Company or its Affiliates.

       G. Violation of Applicable Laws. Company shall not be obligated to pay any compensation that would violate any Applicable Laws of any jurisdiction, anything in this Agreement notwithstanding.

       H. Expenses. Unless otherwise agreed to by Company, Broker, either directly or by reimbursing Company on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

       I. Replacements. In addition to the conditions and limitations elsewhere contained in this Agreement and the Compensation Schedules, no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by Applicable Laws or Company's or its Affiliates' rules on replacement transactions. Specific replacement or switching roles of each applicable Affiliate are described on Exhibit C which is attached hereto and incorporated herein by reference, which Exhibit may be from time to time amended, modified and/or replaced in Company's sole discretion.

       J. Conflict. In the event that anything contained in this Section V conflicts with the terms of the compensation described in the Compensation Schedules, the terms contained in the applicable Compensation Schedules shall prevail.

   VI. Complaints and Investigations
       _____________________________

       A. Customer Complaints. Both the Broker and Company shall investigate any customer complaint in connection with the Contracts. The term "customer complaint" shall mean an oral or written communication either directly from the purchaser of or applicant for a Contract covered by this Agreement or his legal representative, or indirectly from a regulatory agency to which he or his legal representative has expressed a grievance.

       B. Cooperation. Broker and Company shall cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale and/or servicing of the

MLIDC Retail Sales Agreement     Page 19 of 36

       Contracts. This cooperation shall include, but is not limited to, each party promptly to the other of the receipt of notice of any such investigation or proceeding, and forwarding to the other a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, Broker and Company shall promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request.

       C. Right to Settle. Company reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively, if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or Representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with Company and Company, on behalf of itself, settles the matter, Broker shall indemnify, defend and hold harmless Company from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other person or entity made in connection with such matter.

   VII. Records and Administration
        __________________________

       A. Delivery of Contracts. Unless otherwise requested by Broker and agreed to by Company, once a Contract has been issued, it shall be delivered to Broker and, after being reviewed by Broker, shall be timely delivered by Broker to the purchaser, accompanied by any documents required to be delivered by Applicable Laws and any additional documents deemed appropriate. Company shall confirm or cause to be conflicted to customers all Contract transactions, to the extent required by Applicable Laws, and shall administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Consistent with its administrative procedures, Company shall assume, and shall rely on the assumption, that a Contract it, or its Affiliates, issues shall be promptly delivered by Broker to the purchaser of such Contract. As a result, if a purchaser exercises a "free look" right under such Contract, Broker shall indemnify Company for any loss Company incurs resulting from Broker's failure promptly to deliver such Contract to its purchaser.

       B. Books and Records. Broker shall maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, as such rules may be amended, succeeded or replaced, except to the extent that Company may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by Company as agent for Broker in compliance with said rules, and such

MLIDC Retail Sales Agreement     Page 20 of 36
       records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. Nothing contained herein shall be construed to affect Company's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. Company and Broker shall each retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder, and by any other Applicable Laws, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. Nothing contained herein, however, shall be deemed to interfere with any document, record or other information which. by law, is a matter of public record.

   VIII. Privacy Information
         ___________________

   A. Proprietary Information
      _______________________

          Any and all account records developed by Company or its Affiliates, or provided to Company or its Affiliates by Broker or Broker's Affiliates, including but not limited to customer files, sales aids, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of Company or its Affiliates. Such proprietary information and materials shall be treated as Nonpublic Personal Information and/or Confidential Information (as hereafter defined in Section VIII(D)), as appropriate, pursuant to Sections VIII(A), (B), (C) and (D) of this Agreement.

          Except as otherwise required by Applicable Laws, any and all proprietary information and material developed and provided by Company and its Affiliates shall be returned to Company (including all copies made by the Broker or its Affiliates) upon termination of this Agreement. Any materials developed by the Broker or its Affiliates in support of the marketing, sales, advertising or training related to Company or its Contracts shall be destroyed upon the termination of this Agreement.

MLIDC Retail Sales Agreement     Page 21 of 36

   B. Receipt of Customer Nonpublic Personal Information by Company from Broker
      _________________________________________________________________________

     1) Confidentiality. Company and its Affiliates shall treat all Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of Company or any of its Affiliates other than by reason of the services provided by Broker under this Agreement.

     2) Right to Disclose. Notwithstanding the foregoing, Company and its Affiliates shall have the right to use or disclose such Nonpublic Personal Information: (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of Company's or its Affiliates' audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business (for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement); (d) as authorized by such customer; or (e) to protect against or prevent fraud.

     3) Offering: Products Outside Agreement. Company and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target those customers, and such marketing, offering, selling or distributing by Company and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

   C. Treatment of Nonpublic Personal Information Disclosed by Company to Broker
      __________________________________________________________________________

    Broker shall treat Nonpublic Personal Information regarding Broker's customers provided to it by Company or its Affiliates under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by Company or its Affiliates to the extent permitted by Applicable Laws and Company's or its Affiliates' privacy policy(ies) (for example, to comply with Applicable Laws or requests of regulators) in connection with Broker's audit procedures, as authorized by such customers or to protect against or prevent fraud.

MLIDC Retail Sales Agreement     Page 22 of 36

   D. Confidential Information
      ________________________

     1) Disclosure of Confidential Information. Company and Broker and their respective Affiliates shall maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement and shall use such Confidential Information solely for the purposes contemplated by this Agreement. Except as otherwise provided in Sections VIII(A), VIII(B) and VIII(C), neither Company, nor Broker and their respective Affiliates shall disclose any Confidential Information that is covered by this Agreement to any person or entity other than to their respective employees, representatives or agents who need to know such Confidential Information for the performance of their work, unless authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or Applicable Laws. "Confidential Information" means: (a) any information that this Agreement specifies shall be treated as "Confidential Information" under this Section VIII; (b) Nonpublic Personal Information;
         (c) information required to be treated as confidential under Applicable Laws; and (d) any information of Broker and its Affiliates that is disclosed by Broker or its Affiliates to Company or its Affiliates through the course of business during the term of this Agreement, or any information of Company and its Affiliates that is disclosed by Company or its Affiliates to Broker or its Affiliates through the course of business during the term of this Agreement, including but not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems, in each such case if such information is clearly identified as and marked "CONFIDENTIAL" by the disclosing party. Notwithstanding the foregoing, "Confidential Information" does not include (a) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (b) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (c) information that the disclosing party consents in writing that the receiving party may disclose.

     2) Right to Disclose: No Liability. The disclosing party warrants that it has the right to provide access to, disclose and use the Confidential Information to be provided hereunder. The receiving party shall not be liable to the disclosing party for:

         a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that: (i) it uses the same degree of care in safeguarding such information as

MLIDC Retail Sales Agreement     Page 23 of 36
             it uses for its own information of like importance; (ii) it has complied with Applicable Laws; and (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication or dissemination; or

         b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

     3) Independent Development. Any similarity between the Confidential Information and any other information, regardless of medium, whether oral or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity, in each case without violating the provisions hereof, shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

     4) No Representation. Neither the disclosing party nor any of its employees, representatives or designees has made or makes any representation or warranty as to the accuracy or completeness of the Confidential Information, including but not limited to, any promotional, sales or advertising material provided or approved by Company or its Affiliates to be used by Broker.

   E. Protected Health Information or PHI
      ___________________________________

      To the extent that Broker or its Affiliates or their respective Representatives receive, create, have access to or use PHI, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered .by or through Company or any of its Affiliates, in accordance with the requirements of HIPAA, Broker shall:

     1) Not use or disclose PHI except (a) to perform functions, activities or services for, or on behalf of, Company or its Affiliates as specified in this Agreement and consistent with Applicable Laws, or (b) to the extent that such use or disclosure is required by Applicable Laws. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law;

MLIDC Retail Sales Agreement     Page 24 of 36

     2) Use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement;

     3) Promptly report to Company any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement;

     4) Ensure that any third party with whom Broker contracts or who is hired by Broker and who may, under that arrangement, receive or have access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement;

     5) Within 15 days of Company's request, provide Company with any PHI or information relating to PHI as deemed necessary by Company to provide individuals with access to, amendment of and an accounting of disclosures of their PHI;

     6) Make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his request to determine Company's, or one of its Affiliate's, compliance with HIPAA; and

     7) Upon termination of this Agreement and in accordance with Company's instructions, either return or destroy all PHI Broker maintains in any form and retain no copies. If Company agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI shall be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed not feasible if prohibited by the terms of the Agreement or by Applicable Laws, including record retention requirements of the various applicable state insurance laws.

   IX. Indemnification
       _______________

       A. Indemnification Provisions Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

         1) Company Indemnification. Company shall indemnify, defend and hold harmless Broker from any and all losses, claims, judgments, fines, penalties, damages, liabilities or amounts paid in a settlement consented to by the Company (or any actions or threatened actions in respect of any of the foregoing) (collectively, the "Claims"), to which Broker may become subject, insofar as such Claims:
             (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by Company for any of the Contracts; or (b) arise out of or result from any breach of any representation or warranty, covenant, agreement obligation or undertaking in this Agreement by Company or by any person or entity acting on behalf of or under

MLIDC Retail Sales Agreement     Page 25 of 36
             the control of Company. Company shall further reimburse Broker for any legal fees or other expenses actually and reasonably incurred by it in connection with investigating, defending, being a witness in or participating in (including an appeal) any Claim for which indemnification is provided hereunder. Notwithstanding anything contained herein to the contrary, Company shall not indemnify, defend or hold harmless Broker against any Claim: (a) to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker or any of its Affiliates or any of their respective agents, Representatives, officers, directors or employees when referring to or explaining a Prospectus, Registration Statement or any other sales or offering materials;
             (b) where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus(es), any statement of additional information, if required or requested, and any supplements or amendments to either furnished to Broker by Company or its Affiliates; or (c) if a judgment or other final adjudication adverse to the Broker establishes that Broker's acts were committed in bad faith, were the result of active and deliberate dishonesty, were the result of willful misconduct or gross negligence, or the Broker gained, in fact, a financial profit or other advantage to which Broker was not legally entitled. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Broker and any of its Affiliates, and the foregoing exclusions from indemnification shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Company and any of its Affiliates.

         2) Broker Indemnification. Broker shall indemnify, defend and hold harmless Company and its Affiliates against any Claims to which Company or its Affiliates may become subject, insofar as such
             Claims: (a) result from Company improperly paying any compensation under this Agreement; (b) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, trustees, Representatives, officers or directors, including but not limited to improper or unlawful sales practices, any untrue statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements and any oral or written misrepresentations; or (c) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker, its Representatives, or by any other person or entity acting on behalf of or under the control of Broker. Broker shall further reimburse Company and its Affiliates for any legal fees or other expenses actually and reasonably incurred by them in

MLIDC Retail Sales Agreement     Page 26 of 36
             connection with investigating, defending, being witness in or participating in (including an appeal) any Claim for which indemnification is provided hereunder. Notwithstanding anything contained herein to the contrary, Broker shall not indemnify, defend or hold harmless Company and its Affiliates if an improper payment of any compensation under this Agreement or a judgment or other final adjudication adverse to Company or its Affiliates establishes that Company's or its Affiliates' acts were committed in bad faith, were the result of active and deliberate dishonesty, were the result of willful misconduct or gross negligence, or Company 0t: its Affiliates gained, in fact, a financial profit or other advantage to which Company or its Affiliates were not legally entitled. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Company and its Affiliates, and the foregoing exclusions from indemnification shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Broker and its Affiliates.

       B. Notice Promptly after receipt by an indemnified party (the "Indemnitee") of notice of the commencement of any action, such Indemnitee shall, if a Claim in respect thereof is to be made against the indemnifying party (the "Indemnitor"), notify the Indemnitor in writing of the commencement thereof; but the omission to notify the Indemnitor shall not relieve the Indemnitor from any liability which the Indemnitor may otherwise have to any Indemnitee.

       C. Partial Indemnification In the event a party is entitled to indemnification under this Agreement for some or a portion of Claims, but not, however, for all of the total amount thereof (as finally determined in an action for which indemnification is permitted hereunder), then the Indemnitor shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

       D. Conduct of Defense With respect to any Claim as to which an Indemnitee notifies an Indemnitor of the commencement thereof:

         1) Participation. Indemnitee shall be entitled to participate therein at the Indemnitee's own expense; and

         2) Assumption of Defense. Except as otherwise provided below, to the extent that the Indemnitor may wish, Indemnitor shall be entitled to assume the defense thereof, with counsel selected by Indemnitor. After notice from Indemnitor to Indemnitee of the Indemnitor's election to assume the

MLIDC Retail Sales Agreement     Page 27 of 36
             defense thereof, Indemnitor shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in matters giving rise to such Claim, but the fees and expenses of such counsel incurred after notice from Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by Indemnitor in writing, (b) Indemnitee's counsel shall have reasonably concluded that there may likely be a conflict of interest between Indemnitor and Indemnitee in the conduct of the defense of matters giving rise to such Claim, or (c) Indemnitor shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be at the expense of Indemnitor. Indemnitor shall not be entitled to assume the defense of any Claim brought by or on behalf of Indemnitor; and

         3) Settlement. Indemnitor shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without Indemnitor's written consent. Indemnitor shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee shall not unreasonably delay or withhold its consent to any proposed settlement.

       E. Subrogation. In the event of any indemnification payment under this Agreement, Indemnitor shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Indemnitor to effectively bring suit to enforce such rights.

       F. Receipt of Payment. Anything to the contrary notwithstanding, Indemnitor shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment of the amounts otherwise indemnifiable hereunder .

       G. Provisions Not to Control Notwithstanding anything in this Section IX to the contrary, the terms and provisions of Section VI(C) shall control in the event of any conflict or alleged conflict with this Section IX.

MLIDC Retail Sales Agreement     Page 28 of 36

   X. General Provisions
      ___________________

       A. Term and Termination
          ____________________

         1) Term. This Agreement shall continue in force for a term of one year from the Effective Date and thereafter shall automatically be renewed each year for a further one-year period, unless otherwise terminated pursuant to Section X(A)(2) of this Agreement.

         2)  Termination. This Agreement shall terminate immediately upon
             (a) Company or Broker ceasing to be a registered broker-dealer or a member of the NASD or, (b) the termination of the legal existence of Broker or an Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or an Agency is no longer licensed under Applicable Laws to solicit and procure applications for Contracts, unless that Broker or Agency notifies the Company in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the Company or, (c) Company or Broker unilaterally terminating this Agreement with or without cause upon thirty
             (30) days' prior notice of termination to the other party.

         3) Continuing Obligations. Upon termination of this Agreement, all agreements, authorizations, rights and obligations shall cease except (a) those contained in Sections IT(B)(l9), V(A), VI, VIII, IX, X(D), X(E), X(F), X(J), X(K), and X(S) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act or other Applicable Laws, Broker shall return to Company, within 30 days after the effective date of termination, any and all records in its possession which have been specifically maintained in connection with Company's operations related to the Contracts.

       B. Assignability
          _____________

          This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that Company may assign this Agreement to any of its Affiliates at any time without notice or consent. Any purported assignment in violation of this Section shall be void.

MLIDC Retail Sales Agreement     Page 29 of 36

       C. Amendments
          __________

          No oral promises or representations shall be binding nor shall this Agreement be modified except by an agreement in writing that expressly refers to this Agreement and that has been executed on behalf of the parties by a duly authorized officer of each of them. Notwithstanding the foregoing, Company has the right to amend, modify and/or replace Exhibits A and/or B at any time, to be effective as Company may direct, in its sole discretion and without prior notice.

       D. Notices
          _______

          Any notice or consent required by this Agreement shall be in writing and either (i) mailed by certified or registered mail, postage-prepaid, return receipt requested, or (ii) sent by telefacsimile transmission and followed by delivery via First Class U.S. mail, to such party at its address and facsimile number set forth on the signature page below or to such other address and/or facsimile number as such party may designate by notice given in accordance herewith. Such notices or consents shall be deemed duly delivered upon the date earlier of (i) two (2) Business Days after having been deposited in the United States mail as hereinbefore set forth, or (ii) upon sender's production of electronic confirmation of transmission by telefacsimile. As used herein, the term "Business Day" means each day of the week other than Saturdays, Sundays or federal legal holidays.

       E. Arbitration
          ___________

         1) When Arbitration Required. All disputes and differences between the parties, other than those seeking injunctive relief or a restraining order under this Agreement must be decided by arbitration, in accordance with the rules of arbitration of the NASD, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by Applicable Laws.

         2) Initiation of Arbitration. Either party may initiate arbitration by providing written notification to the other party ("Arbitration Demand"). Such Arbitration Demand shall set forth (a) a brief statement of the issue(s), and (b) the failure of the parties to reach agreement.

         3)  Arbitration Panel. The arbitration panel shall consist of three
             (3) arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and/or securities companies other than the parties or their affiliates.

MLIDC Retail Sales Agreement     Page 30 of 36

         4) Selection of Arbitrators. Each party shall select an arbitrator within thirty (30) days from the date of the Arbitration Demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has timely appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator shall be appointed on its behalf. The two
             (2) arbitrators shall select the third arbitrator within thirty
             (30) days of the appointment of the second arbitrator. If the two
             (2) arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two (2) names chosen by drawing lots.

         5) Procedure. The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

         6) Rules: Place for Meetings: Majority Vote. To the extent permitted under the NASD rules of arbitration, the arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Newport Beach, California, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

         7) Decision Final. The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

         8) Fees and Expenses. Unless the arbitrators shall provide otherwise, each party shall be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and
             (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators.

MLIDC Retail Sales Agreement     Page 31 of 36

       F. Governing Law: Venue: Jurisdiction
          __________________________________

          This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to California choice of law provisions.

       G. Entire Understanding
          ____________________

          This Agreement and the Exhibits and Schedules referenced and incorporated herein constitute the complete understanding of the parties and supersede in their entirety any and all prior agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

       H. No Third party Beneficiaries
          ____________________________

          Company's and Broker's respective Affiliates shall each be third party beneficiaries of this Agreement, entitled to enforce the provisions hereof as if they were parties to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity who or which is not a party to this Agreement.

       I. Non-exclusivity
          _______________

          Broker, on its behalf and on behalf of each Agency, agrees that no territory or product is assigned exclusively hereunder and that Company and its Affiliates reserve the right in their discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder. Broker's relationship with Company is non-exclusive, and Broker is free to sell or solicit insurance and other products issued or sold by other companies.

       J. No Hire
          _______

          For purposes of this Sub-section J only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore, Broker for itself and for each Agency on the one hand (for purposes of this Sub-section J, "Selling Group"), and Company on the other hand, agree that while an agent maintains his/her affiliation with each and for twelve (12) months after such agent's termination of the affiliation for any reason:

MLIDC Retail Sales Agreement     Page 32 of 36

             1) Selling Group shall not in any way, directly or indirectly, for its own behalf or on behalf of any other person or entity, solicit, entice, hire, employ or endeavor to employ or associate with for business purposes any agent of Company. In addition Selling Group acknowledges that Company's agents hold important contractual and business relationships with Company and Selling Group shall not (a) interfere in any way with the relationships, contractual or otherwise, between Company and Company's agents, or (b) induce or encourage, or attempt to induce or encourage, any agent of Company to terminate or change his/her relationship with Company.

             2) Company shall not in any way, directly or indirectly, for its own behalf or on behalf of any other person or entity, solicit, entice, hire, employ or endeavor to employ or associate with for business purposes any agent of Selling Group. In addition Company acknowledges that Selling Group's agents hold important contractual and business relationships with Selling Group and Company shall not (a) interfere in any way with the relationships, contractual or otherwise, between Selling Group and Selling Group's agents, or (b) induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/her relationship with Selling Group.

       K. Waiver
          ______

          The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision or any other provision of this Agreement.

       L. Counterparts: Facsimile Signatures
          __________________________________

          This Agreement maybe executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. A signature transmitted by facsimile machine or telecopier shall be deemed to be an original signature hereunder.

       M. Severability
          ____________

          If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in

MLIDC Retail Sales Agreement     Page 33 of 36
       each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

       N. Headings
          ________

          The various section headings used in this Agreement are for convenience of reference only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

       O. Further Assurances
          __________________

          Each of the parties shall from time to time at the reasonable request of the other party and without further cost or expense to such other party, execute and deliver or cause to be executed and delivered such other instruments and take such other related action, as may be necessary, to more effectively consummate the terms and provisions of this Agreement.

       P. Construction
          ____________

          Whenever the singular number is used in this Agreement and when required by the context, the same shall include plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

       Q. Recitals
          ________

          The Recitals set forth in this Agreement are hereby deemed to be material provisions of this Agreement and are hereby incorporated into and made a part of this Agreement.

       R. Representation by Counsel
          _________________________

          All parties hereto have been represented or have had the opportunity to be represented by counsel in connection with the negotiation and preparation of this Agreement. Therefore, this Agreement shall be construed without regard to any presumption against the party drafting the same.

MLIDC Retail Sales Agreement     Page 34 of 36

       S. Trademarks
          __________

          Neither party may use the other party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party.

             1) Permission not Implied. Nothing in this Agreement shall be construed as prior written consent to permit (i) any party to use the Marks of the other party, or (ii) any other individual or entity to use the Marks of any party.

             2) UFS. Nothing contained in this Agreement shall be construed as conferring upon Broker or Representatives any right to use or refer to in advertising, publicity, promotion, marketing or other activities, any Marks, or any other designation or likeness of any of the Peanuts@ characters or any other character licensed by United Feature Syndicate (including any contraction, abbreviation or simulation of any kind of the foregoing) without prior express permission from United Feature Syndicate, which Broker and Representatives must obtain through Company.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

MLIDC Retail Sales Agreement     Page 35 of 36

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.



"COMPANY"

METLIFE INVESTORS DISTRIBUTION
COMPANY


BY: /s/  Richard C. Pearson
    -------------------------

Date 1/5/05

Address:
22 Corporate Plaza Drive
____________________
Newport Beach.
_____________
CA 92660
________
Fax #: 949-717-6721



"BROKER"

Edward D. Jones & Co. L.P.
__________________________


BY:  /s/  Merry L. Mosbacher
     --------------------------------

Merry L. Mosbacher. Principal
_____________________________

Print Name & Title

Date

Address:
12555 Manchester Rd.
___________________
3rd Floor
_________
St. Louis. MO 63131
___________________
Fax #: 314-515-3388

MLIDC Retail Sales Agreement     Page 36 of 36